J.L. HALSEY PRESENTATION AT
AMERICA’S GROWTH CAPITAL CONFERENCE TO BE WEBCAST

(EMERYVILLE, CA), September 18, 2007—J.L. Halsey (OTCBB: JLHY.OB) said today that it will be participating in the America’s Growth Capital Fourth Annual Emerging Growth Conference on Thursday, September 20.

Luis Rivera, president and chief executive officer, will provide an update on the company, beginning at 2 p.m., Eastern Daylight Time (11 a.m., Pacific Daylight Time).

The presentation will be available through the conference website at http://www.wsw.com/webcast/agc6/jlhy/, or on the company’s website at www.jlhalsey.com

J.L. Halsey (OTCBB: JLHY.OB) is a leading marketing technology company that provides hosted and installed software solutions for marketers at mid-size businesses. Ziff Davis Media’s Baseline Magazine ranked J.L. Halsey No. 1 on its list of the fastest-growing software companies with sales under $150 million. Its core solutions—Lyris List Manager, EmailLabs, ClickTracks, Sparklist, Hot Banana and Email Advisor—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing Web sites based on sophisticated, yet easy-to-use, Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Contacts:

Richard McDonald
Director, Investor Relations
J.L. Halsey Corporation
(610) 688-3305
rmcdonald@lyris.com

Loren T. McDonald
Vice President, Corporate Communications
J.L. Halsey Corporation
(650) 388-3542
Loren.McDonald@jlhalsey.com

Neal B. Rosen
Kalt Rosen Group/Ruder-Finn West
(415) 692-3058
rosenn@ruderfinn.com